                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             TASTY BAKING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                              TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129


                                 March 27, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Tasty Baking Company which will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, on Friday, April 26, 2002 at 11:00 a.m.

     At the meeting, shareholders will be asked to elect three Class 1 directors to hold office until the Annual Meeting of Shareholders in 2005, to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 28, 2002, and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be transacted at the Annual Meeting.

     Your participation in the Annual Meeting of the Company is important, regardless of the number of shares you own. In order to insure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please complete and return the enclosed proxy card as soon as possible. If you choose to attend the meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

     The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your continued interest in Tasty Baking Company. I look forward to seeing you at the meeting.

                                 Sincerely,


                                 Carl S. Watts
                                 Chairman, President and Chief Executive Officer

                              TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129
                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 26, 2002
                                  -------------

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Tasty Baking Company (the "Company") will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, on Friday, April 26, 2002 at 11:00 a.m., for the following purposes:

     (1) to elect three directors in Class 1 to hold office until the Annual Meeting of Shareholders in 2005, and until their successors are elected and qualified;

     (2) to approve the selection of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 28, 2002; and

     (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on February 11, 2002, will be entitled to vote at the meeting.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         RONALD O. WHITFORD, JR.
                                          Secretary


March 27, 2002
Philadelphia, Pennsylvania

SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                              TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129
                                  215-221-8500
                                  ------------

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 2002
                                  ------------

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (the "Company") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, April 26, 2002 at 11:00 a.m., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 2001 Annual Report, including Consolidated Balance Sheets as of December 29, 2001 and December 30, 2000 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 29, 2001, December 30, 2000 and December 25, 1999 have been mailed on or after March 27, 2002 to each shareholder of record at the close of business on February 11, 2002.

     You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience. If any matters that are not specifically set forth on the Proxy and in this Proxy Statement properly come before the Annual Meeting, the proxies intend to vote on such matters in accordance with their reasonable business judgment.

     Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The persons designated as the proxies shall have the discretionary authority to vote cumulatively for the election of directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying Proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. Under Pennsylvania law, a shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 2001 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.

     As hereinafter used, and unless otherwise provided, the term "executive officers" refers to the President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer; the Vice President, Finance, and Chief Accounting Officer; the Vice President, Human Resources; the Vice President, Route and Food Service Operations; the Vice President, Marketing and National Sales; and the Vice President, Manufacturing.

                                VOTING SECURITIES

General

     Each holder of record of the Company's Common Stock, par value $0.50 per share, at the close of business on February 11, 2002, is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of directors as hereinafter described. At the close of business on February 11, 2002, there were outstanding 8,049,225 shares of the Company's Common Stock entitled to vote at the Annual Meeting.

     Under the Pennsylvania Business Corporation Law of 1988, as amended, and the Company's By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of a proposal or the election of directors, and neither Abstentions nor Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.

Cumulative Voting

     A shareholder wishing to exercise cumulative voting rights in the election of directors may multiply the number of shares which he or she is entitled to vote by the total number of directors to be elected (three) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of February 11, 2002, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the directors and nominees, by the named executive officers, and by all directors and executive officers of the Company as a group.

                                    Amount and Nature of Beneficial Ownership (1)
Name and Address of                 ---------------------------------------------      Percent of
 Beneficial Owner                   Direct                       Indirect              Shares (1)
 ----------------                   ------                       --------              -----------
DePrince, Race & Zollo, Inc.          ---                        522,825                 6.5%
  201 S. Orange Ave., Suite 850
  Orlando, FL 32801

First Union National Bank             ---                        512,947(2)(3)(4)        6.4%
  One First Union Center
  Charlotte, NC 28288

                                      Amount and Nature of Beneficial Ownership (1)
    Name of Director, Nominee         ---------------------------------------------       Percent of
     and/or Executive Officer           Direct                   Indirect                 Shares (1)
     ------------------------           ------                   --------                 ----------
Fred C. Aldridge, Jr.                  64,295(9)                   ---                        *
Philip J. Baur, Jr.                    44,428(9)              135,074(2)(4)(5)                2
G. Fred DiBona, Jr.                    15,575(9)                   ---                        *
Ronald J. Kozich                        1,000                      ---                        *
John M. Pettine                        38,816(8)               35,302(6)                      *
Judith M. von Seldeneck                15,186(9)                   ---                        *
Carl S. Watts                         277,967(8)                9,370(7)                      4
Gary G. Kyle                           27,848(8)                   ---                        *
W. Dan Nagle                           10,000(8)                   ---                        *
Paul M. Woite                          16,253(8)                   ---                        *
All Directors and Executive Officers  545,511(8)(9)           179,810(2)(4)(5)(6)(7)(8)       9
  as a Group (12 persons)

* Representing less than 1% of the outstanding stock.

-----------------------
(1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans or grants by the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate.

(2) Includes 6,250 shares held in a trust under deed of Sophie Hamstrom of which Philip J. Baur, Jr. and First Union National Bank are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in this trust.

(3) A total of 392,283 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Union National Bank is co-trustee. Until her death on August 3, 2000, Marie B. Dillin was a co-trustee and shared investment power with the bank and had sole power to vote all of the shares held in the three trusts. With respect to two of the trusts, representing 385,543 shares, it is anticipated that Philip J. Baur, Jr. will be confirmed as co-trustee with the bank by the appropriate court in the Commonwealth of Pennsylvania. These shares are not included in Mr. Baur's beneficial ownership at this time pending his confirmation as co-trustee. With respect to the third trust, representing 6,740 shares, which is terminating, the shares are distributable to individuals other than Mr. Baur pursuant to an anticipated adjudication by the appropriate court in the Commonwealth of Pennsylvania. Accordingly, these shares are not included in Mr. Baur's beneficial ownership.

(4) Includes 87,070 shares held in a trust created by Emma M. Baur, deceased. Philip J. Baur, Jr. is a co-trustee and shares voting and investment power with an individual co-trustee.

(5) Includes (i) 15,271 shares in a revocable trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 13,000 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power, (iii) 13,483 shares owned by Mr. Baur's spouse, and
(iv) 10,093 shares in Mr. Baur's individual retirement account.

(6) Represents 35,302 shares owned by Mr. Pettine's spouse.

(7) Represents 9,370 shares owned by Mr. Watts' spouse.

(8) Includes presently exercisable options for 250,000, 15,000, 10,000, 12,000 and 25,500 shares for Messrs. Watts, Pettine, Nagle, Woite and Kyle, respectively, granted to them under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan.

(9) Includes (i) presently exercisable replacement options for 20,046 shares granted to Mr. Aldridge under the Company's 1993 Replacement Option Plan (P & J Spin-Off) and (ii) presently exercisable options granted by the Board of Directors of 13,875 shares each to Messrs. Aldridge, Baur and DiBona and Mrs. von Seldeneck.

                DIRECTORS AND EXECUTIVE OFFICERS - PROPOSAL NO. 1

     At the Annual Meeting, three persons will be elected to the Board of Directors as Class 1 directors to serve for three years until the Annual Meeting in 2005 and their successors are elected and qualified. The Company's Articles of Incorporation and By-Laws, as amended by the Shareholders at the Annual Meeting held on April 24, 1998, provide for three classes of directors with staggered terms of three years each. At present, Class 2 directors will hold office until the Annual Meeting of Shareholders in 2003 and Class 3 directors will hold office until the Annual Meeting in 2004, with the members of each class to hold office until their successors are elected and qualified.

     Listed below are the nominees for the Board of Directors, as well as the remaining directors and executive officers of the Company. Messrs. Aldridge, DiBona and Pettine are incumbent directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but, if that should occur, the Board of Directors reserves the right to nominate another person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

     NOMINEES FOR DIRECTORS - CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN 2005):

     Fred C. Aldridge, Jr. (age 68) - Mr. Aldridge was elected a Director in April, 1981. He retired as a partner from the Philadelphia law firm of Stradley, Ronon, Stevens & Young, LLP, counsel to the Company, on December 31, 1997. Mr. Aldridge continues to practice law and to represent the Company as outside legal counsel. Mr. Aldridge is President of The Grace S. and W. Linton Nelson Foundation, a charitable foundation, and Vice President/Special Counsel to the Trustees/Directors of each of the Funds in the Delaware Investments Family of Funds.

     G. Fred DiBona, Jr. (age 51) - Mr. DiBona was elected a Director in April, 1996. He has been President and Chief Executive Officer of Independence Blue Cross since 1990. He is also a Director of Philadelphia Suburban Corporation, Magellan Health Services, Inc., Exelon Corporation and Eclipsys Corporation and a past Chairman of the Blue Cross and Blue Shield Association.

     John M. Pettine (age 59) - Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Executive Vice President and Chief Financial Officer of the Company in December, 1998. He previously served as Vice President and Chief Financial Officer since April, 1991.

     DIRECTORS - CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 2003):

     Ronald J. Kozich (age 62) - Mr. Kozich was elected a Director in December, 2000 by the Board of Directors, pursuant to the Company's By-Laws, to fill the unexpired term of James L. Everett, III who retired from the Board in the same month. Mr. Kozich retired as a partner from Ernst & Young LLP on September 30, 1999. Prior to his retirement, he was the managing partner of Ernst & Young LLP, Philadelphia. Mr. Kozich is a member of the Board of Advisors of The Day & Zimmerman Group, Inc. and a Director of the Greater Philadelphia Chamber of Commerce.

     Carl S. Watts (age 58) - Mr. Watts was elected a Director in April, 1992 and Chairman of the Board in January, 1998. He was elected President and Chief Executive Officer in May, 1992 and President of the Company in February, 1991.

     DIRECTORS - CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN 2004):

     Philip J. Baur, Jr. (age 71) - On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc., a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board from April, 1981 to January, 1998.

     Judith M. von Seldeneck (age 61) - Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm and subsidiary of Modis Professional Services. Mrs. von Seldeneck is also a Director of First Union Foundation, Greater Philadelphia Chamber of Commerce (Chair), Caron Foundation, Hyde School (Chair), and Association of Executive Search Consultants (Vice Chair).

     During the fiscal year ended December 29, 2001, six meetings of the Board of Directors were held. In addition, an aggregate of six meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings averaged 94% among all directors during 2001. Each director attended 78% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

     During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company.

     During fiscal year 2001 the Company paid an annual retainer fee of $15,000 to non-officer directors and an additional annual retainer fee of $1,000 for each committee on which a non-officer director served as chairman. Non-officer directors were paid a fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee in effect on the date the director ceases to be a director (but not less than $16,000 for directors serving on June 30, 1993). This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.

     The Company has entered into a Trust Agreement with First Union National Bank for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the directors' retirement benefits in the event of a change in control of the Company.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants and the Company's financial statements, monitoring and informing the Board of the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit, and monitoring the quality and objectivity of the Company's financial statements and the independence of the Company's independent certified public accountants. Ronald J. Kozich is Chairman of the Audit Committee and Fred C. Aldridge, Jr., Philip J. Baur, Jr. and G. Fred DiBona, Jr. are members of the Committee. During the fiscal year ended December 29, 2001, there were two meetings of the Audit Committee.

     The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairperson of the Compensation Committee and G. Fred DiBona, Jr. and Ronald J. Kozich are members of the Committee. During the fiscal year ended December 29, 2001, there were no meetings of the Compensation Committee. The Committee met on January 25, 2002 to review and make recommendations for bonuses under the Management Incentive Plan for 2001 and salary adjustments for 2002.

     The Board of Directors has a standing Long Term Incentive Plan Committee. The Long Term Incentive Plan Committee administers the Company's 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan, 1997 Long Term Incentive Plan and Restricted Stock Incentive Plan ("Plans") and may grant awards of stock or stock options to certain executives under the Plans. Judith M. von Seldeneck is the Chairperson of the Long Term Incentive Plan Committee and G. Fred DiBona, Jr. is a member of the Committee. During the fiscal year ended December 29, 2001, there were no meetings of the Long Term Incentive Plan Committee. The Committee met on January 25, 2002 and did not make any grants of stock or stock options under the Plans.

     The Board of Directors has a standing Executive Committee. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management and conduct of the business of the Company, subject to subsequent ratification and approval of the Board of Directors. The Executive Committee also periodically reviews the Company's employee benefit retirement plans and reports and makes recommendations to the Board of Directors on the administration and performance of these plans. Fred C. Aldridge, Jr. is the Chairman of the Executive Committee and Philip J. Baur, Jr., Judith M. von Seldeneck and Carl S. Watts are members of the Committee. During the fiscal year ended December 29, 2001, there were two meetings of the Executive Committee.

     The Board of Directors has a standing Nominating Committee charged with the responsibility of making recommendations annually to the Board of Directors with respect to those persons for whose election as directors by the shareholders proxies shall be solicited by the Board and the filling of any vacancy among the shareholder-elected directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board of Directors if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee and, if elected, that he or she will serve as a director. Recommendations should be sent to the Secretary of the Company by December 2, 2002 for nominations to be considered at the 2003 Annual Meeting to be held in April, 2003. Carl S. Watts is the Chairman of the Nominating Committee and Fred C. Aldridge, Jr. and Philip J. Baur, Jr. are members of the Committee. During the fiscal year ended December 29, 2001, there was one meeting of the Committee. The Committee met on January 25, 2002, to consider and recommend the candidates to be nominated for election at this meeting.

     EXECUTIVE OFFICERS (Not Also Directors):

     Daniel J. Decina (age 51) - Mr. Decina was elected Vice President, Finance, in January, 2000. He joined the Company in 1974 and was elected Treasurer in 1991 and Treasurer and Controller in 1994.

     Mark M. Johnson (age 51) - Mr. Johnson was elected Vice President, Human Resources, in December, 2000. He joined the Company in 1997 as Director, Human Resources. Prior to 1997, he was Vice President of Transicoil Inc., a wholly-owned subsidiary of Eagle-Picher Industries.

     Gary G. Kyle (age 47) - Mr. Kyle was elected Vice President, Marketing and National Sales, in December, 1998. He joined the Company as Director, Marketing, in 1986 and became Director, Marketing and National Sales, in July, 1992.

     W. Dan Nagle (age 55) - Mr. Nagle was elected Vice President, Route and Food Service Operations, in December, 1998. He joined the Company as Director, Marketing, in 1984, became Director, National Sales, in 1986 and Vice President, Sales and Marketing, in November, 1989.

     Paul M. Woite (age 62) - Mr. Woite was elected Vice President, Manufacturing, in April, 1995. Mr. Woite was Manager, Maintenance Operations, from May, 1989 to October, 1993 and Director, Engineering and Maintenance, from October, 1993 to April, 1995. He joined the Company in 1963.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended December 29, 2001, December 30, 2000 and December 25, 1999.

                                         SUMMARY COMPENSATION TABLE(1)

                                  Annual Compensation        Long-Term Compensation(2)
                                  -------------------        -------------------------
                                                             Stock         LTIP            All Other
 Name and Principal Position      Year   Salary     Bonus    Options      Payout(3)       Compensation(4)
-----------------------------     ----   ------     -----    -------      ---------       ---------------
C. S. Watts                       2001  $400,000  $180,000       ---      $180,281            $3,932
 Chairman, President & CEO        2000   371,000   300,000       ---        69,258             4,078
                                  1999   360,000       ---    50,000           ---             4,793
J. M. Pettine
 Executive Vice President &       2001   214,000    72,000       ---        74,917               674
 CFO                              2000   204,000   120,000       ---        28,787               524
                                  1999   198,000       ---    15,000           ---               530

W. D. Nagle                       2001   176,000    42,000       ---        58,764             2,750
 Vice President, Route &          2000   168,000    75,000       ---        22,569             2,507
 Food Service Operations          1999   163,100       ---    10,000           ---             2,741

G. G. Kyle                        2001   163,000    45,000       ---        58,764               674
 Vice President, Marketing        2000   145,300    70,000       ---        22,569               524
 & National Sales                 1999   122,500       ---     5,500           ---               530

P. M. Woite                       2001   159,100    38,000       ---        56,889               679
 Vice President, Manufacturing    2000   154,500    63,000       ---        21,855               529
                                  1999   150,000       ---    10,000           ---               530

---------
(1) This table does not include columns for Other Annual Compensation and Restricted Stock Awards. The Company shall report any restricted stock awards that are earned under the Restricted Stock Incentive Plan as LTIP payouts if and when they are earned by the executive officers (see note 2). The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.

(2) The Long-Term Incentive Plan Committee did not award any stock options during fiscal years 2000 and 2001. In December, 2000 the Board of Directors approved the Restricted Stock Incentive Plan which was approved by shareholders at the 2001 Annual Meeting. On December 31, 2000 restricted stock awards were made to executive officers which will be earned if the Company's cumulative earnings per share for fiscal years 2001 through 2003 (the "Measurement Period") increase by a compound annualized rate of 10% per year over reported earnings for fiscal year 2000. In the event the actual compound annualized rate of increase in the Company's cumulative earnings per share for the Measurement Period is between 6% and 12%, the number of shares earned will be adjusted on a roughly pro rata basis between 50% and 125% of the shares awarded. In the event that the compound annualized rate for the Measurement Period is less than 6%, the restricted stock awards will be forfeited. Messrs. Watts, Pettine, Nagle, Kyle and Woite were awarded 50,000, 10,000, 6,000, 6,000 and 6,000 shares, respectively, on December 31, 2000 under the Restricted Stock Incentive Plan. Since the restricted stock awards are subject to performance-based conditions on vesting, these shares have not been included in the table. Any restricted stock awards that vest at the conclusion of the Measurement Period will be reported as LTIP payouts.

(3) On December 17, 1999 the Board of Directors conditionally granted shares of Company Common Stock to executive officers and managers to be distributed in one-third installments in the event that the Company's stock price achieved the target prices of $12, $14 and $16 for five consecutive trading days (the "Targets") prior to December 17, 2002 (the "1999 Conditional Stock Grant"). On May 19, 2000 the Company's stock price equaled or exceeded the $12 Target and the first third of the shares granted was earned by the executive officers and managers. Messrs. Watts, Pettine, Nagle, Kyle and Woite were awarded 5,625, 2,338, 1,833,

1,833 and 1,775 shares, respectively, which are valued at the closing price for the Company's Common Stock on May 19, 2000 ($12.3125). On January 24, 2001 the Company's stock price equaled or exceeded the $14 Target and the second third of the shares granted was earned by the executive officers and managers. Messrs. Watts, Pettine, Nagle, Kyle and Woite were awarded 5,625, 2,338, 1,833, 1,833 and 1,775 shares, respectively, which are valued at the closing price for the Company's Common Stock on January 24, 2001 ($15.75). On February 23, 2001 the Company's stock price equaled or exceeded the $16 Target and the final third of the shares granted was earned by the executive officers and managers. Messrs. Watts, Pettine, Nagle, Kyle and Woite were awarded 5,625, 2,337, 1,834, 1,834 and 1,775 shares, respectively, which are valued at the closing price for the Company's Common Stock on February 23, 2001 ($16.30).

(4) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 2001, Messrs. Watts, Pettine, Nagle, Kyle and Woite each received contributions of $600 under the Company's Thrift Plan and imputed values of $3,332, $74, $2,750, $74 and $79, respectively, for term life insurance premiums.

                        OPTION GRANTS IN LAST FISCAL YEAR

     During fiscal year 2001, there were no options to purchase shares of the Company's Common Stock granted to the executive officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal year 2001 by the named executive officers and the value of such officers' unexercised options on December 29, 2001.

                                        Number of Unexercised Options at           Value of Unexercised in-the-Money
               Number                           Fiscal Year-End                      Options at Fiscal Year-End(1)
              of Options    Value    --------------------------------------   -------------------------------------------
 Executive    Exercised   Realized    Total    Exercisable    Unexercisable      Total      Exercisable     Unexercisable
-----------   ----------  --------   -------   -----------    -------------   ----------    -----------     -------------
C.S. Watts          0            0   270,000     250,000          20,000      $1,388,125     $1,258,125        $130,000
J.M. Pettine   46,500     $400,538    21,000      15,000           6,000          39,000              0          39,000
W.D. Nagle     40,375      185,538    14,000      10,000           4,000          26,000              0          26,000
P.M. Woite     22,750      109,488    16,000      12,000           4,000          39,000         13,000          26,000
G.G. Kyle           0            0    29,500      25,500           4,000         171,125        145,125          26,000

------------
(1) These columns represent the difference on December 29, 2001 between the market price of the Company's Common Stock ($18.00) and the option exercise price.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for the specified years of service and levels of average remuneration. The amounts listed in this table do not include Social Security benefits to which executive officers may be entitled.

                  Final Average                       Years of Service
                  Remuneration                        15 or More Years
                  ------------                        ----------------
                    $125,000                             $ 40,000
                     150,000                               51,000
                     175,000                               62,500
                     200,000                               73,500
                     225,000                               85,000
                     250,000                               96,000
                     300,000                              118,500
                     350,000                              141,000

     The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the executive officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see p. 7). Benefits under the plan are calculated as a percentage of the average 60 highest consecutive calendar months compensation paid by the Company during the last 120 calendar months of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are coordinated with Social Security and are presently restricted under federal tax law to a maximum of $160,000 per year. Messrs. Watts, Pettine, Nagle, Woite and Kyle have approximately 34-3/4, 29-1/4, 17-3/4, 38-1/2 and 15-1/4 years, respectively, of credited service under the plan.

     The Supplemental Executive Retirement Plan ("SERP") was adopted by the Board of Directors effective February 18, 1983 in order to encourage key executives to continue in the service of the Company. The SERP is designed to provide to key executives upon their retirement a monthly supplemental retirement benefit equal to the difference between (i) 45% of the average 60 highest consecutive calendar months compensation paid by the Company during the 120 calendar months immediately preceding the executive's separation from service and (ii) the sum of the executive's primary monthly Social Security Benefits, monthly payments which the executive would be eligible to receive under the Tasty Baking Company Pension Plan on a single life annuity basis, and any other monthly retirement benefits for which the executive is eligible. The SERP was amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased key executive in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan.

     The Company has entered into a Trust Agreement with First Union National Bank for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.

Termination Arrangements

     Certain key executives have entered into employment agreements with the Company which contain termination provisions. Messrs. Watts, Pettine and Nagle entered into employment agreements with the Company in 1988 which provide that they will receive annually for three years a minimum of $420,000, $223,000 and $181,000, respectively, plus bonus upon termination of their employment under the following circumstances: (a) termination by the Company without three years prior notice, other than for cause or upon death or retirement, (b) termination by the executive because his authority, responsibilities or duties are changed so as to be inconsistent with his background, training and experience, or (c) termination by the executive because of a continuing failure by the Company to perform pursuant to his employment agreement. These payments would be in addition to any other damages which the executives may suffer as a result of such termination.

     Messrs. Decina, Johnson, Kyle and Woite entered into employment agreements with the Company in 2001, 2001, 1992 and 1997, respectively, which provide that they will receive an amount equal to 299% of a minimum of $153,600, $155,300, $208,000 and $197,100, respectively, upon termination of their employment within two years of a change of control of the Company where such termination is without cause or under the circumstances set forth in clauses (b) and (c) above. A "change of control" for these purposes means any change in control of the Company which would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A, or which results in any person or entity not already a beneficial owner of the Company at the time of the execution of the agreement becoming a beneficial owner of 25% or more of the combined voting power of the outstanding securities of the Company, or if during any period of two consecutive years, the directors at the beginning of such period cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company. In the event any portion of the amount payable to Messrs. Decina, Johnson, Kyle or Woite would, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the amount payable under the employment agreements for Messrs. Decina, Johnson, Kyle or Woite will be reduced by an amount such that no portion of the amount payable would constitute an "excess parachute payment."

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Policies Applicable To Executive officers

     The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1994 Long Term Incentive Plan, 1997 Long Term Incentive Plan, and awards of restricted stock under the 1999 Conditional Stock Grant or the Restricted Stock Incentive Plan. The Company's Compensation Committee (the "Committee")(see p. 5) annually considers and makes recommendations to the Board of Directors as to executive compensation, including changes in base salary and bonuses, taking into consideration awards made by the Company's Long Term Incentive Plan Committee.

     Consistent with this purpose, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (see p. 13) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, with the Company's competitors and peer group.

     The Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. Adjustments to executive compensation are frequently most appropriately made through the award of bonus payments under the Company's Management Incentive Plan rather than through significant adjustments to the executive's base salary. The Committee exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

     Under the Company's Management Incentive Plan, cash bonuses are paid upon the attainment of specified financial performance objectives. After evaluating the Company's performance relative to the financial performance objectives for 2001, the Committee determined that cash bonuses of approximately 60% of the 2000 cash bonuses should be awarded to participants in the Plan. In 1999, the specified objectives were not achieved and no cash bonuses were awarded under the Plan. In order to provide management with the opportunity to earn compensation in lieu of a cash bonus for 1999 and to provide an incentive to management tied to increasing the market value of the Company's Common Stock, shares of Common Stock were conditionally granted to the executive officers and managers eligible to participate in the Management Incentive Plan (the "1999 Conditional Stock Grant"). Shares vest and are earned in one-third installments, if and when the closing price for the Common Stock achieves the target prices of $12, $14, and $16 for five consecutive days (the "Targets") prior to December 17, 2002. The Committee and the Board of Directors determined that this grant was in the best interest of the Company and its shareholders in order to provide the executive officers and managers with performance incentives which further align their interests with those of shareholders. The Targets for the 1999 Conditional Stock Grant were achieved in the Second Quarter 2000 for the $12 Target and in the First Quarter 2001 for the $14 and $16 Targets (see p. 7, note
3). All shares have been earned and awarded to the executive officers and managers.

     In December, 2000 the Committee reviewed, considered and recommended adoption of a restricted stock incentive plan proposed by management to provide incentives which reward executive officers and other executives and key employees of the Company when designated performance targets that benefit shareholders are achieved. Pursuant to the Tasty Baking Company Restricted Stock Incentive Plan (the "Restricted Stock Incentive Plan") adopted and approved by the Committee, Board of Directors and shareholders, the Committee approved initial awards of the Company's Common Stock which would vest based upon the achievement of a compounded annualized increase in earnings per share of 10% for fiscal years 2001 through 2003 as compared with the publicly reported earnings per share for fiscal year 2000. The Committee and the Board determined that the Restricted Stock Incentive Plan was in the best interest of the Company and its shareholders in order to provide the executive officers and other executives of the Company with performance incentives that further align their interests with those of shareholders.

Compensation of the Chief Executive Officer

     Mr. Watts, Chairman, President and Chief Executive Officer of the Company, joined the Company in 1967 and became President in February, 1991, Chief Executive Officer in 1992 and Chairman of the Board in 1998. For fiscal year 2001, Mr. Watts had a base salary of $400,000. The Long Term Incentive Plan Committee made no award of stock options to Mr. Watts for 2001. However, in December, 1999, Mr. Watts was conditionally awarded 16,875 shares of Common Stock under the 1999 Conditional Stock Grant. On May 19, 2000, the first installment of 5,625 shares was earned and had a value of $69,258. In the first quarter 2001, the final two installments of 5,625 shares were earned which had a total value of $180,281. Effective December 31, 2000, Mr. Watts was awarded 50,000 shares of restricted stock under the Restricted Stock Incentive Plan by the Long Term Incentive Plan Committee (see p. 7, note 2). These restricted stock awards will be earned if the Company's earnings per share for fiscal years 2001 through 2003 increase on a compounded annualized basis by 10% over the earnings per share reported for fiscal year 2000. The Compensation Committee determined that Mr. Watts should be awarded a bonus of $180,000 for 2001 under the Management Incentive Plan and that his base salary should be increased from $400,000 to $420,000 for 2002.

     In reviewing Mr. Watts' compensation for 2001 and determining its recommendation of Mr. Watts' bonus compensation for 2001 and base salary adjustment for 2002, the Committee considered shareholder total return in 2001, execution of the Company's strategic plan, specific corporate performance measures and Mr. Watts' performance in connection with those measures and against specific goals and criteria the Committee had established to measure his performance in 2001 as the Company's Chief Executive Officer.

     The Committee noted that the Company's sales and net income had not met expectations for 2001 although gross sales were the best in the Company's history. The Committee considered the Company's results in relation to the general economic conditions in 2001 and industry-wide performance. The Committee reviewed each of the specific goals and criteria which had been established for Mr. Watts for fiscal year 2001 and concluded that overall Mr. Watts' performance as Chief Executive Officer in 2001 had been exceptional despite significant challenges. Taking into consideration all of the circumstances referred to in this Report and the award of restricted stock under the Restricted Stock Incentive Plan, the Committee concluded that it was appropriate to award Mr. Watts the bonus compensation as referenced above and that his base salary for 2002 be adjusted as noted.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

                                          THE COMPENSATION COMMITTEE


                                          JUDITH M. VON SELDENECK, CHAIRPERSON
                                          G. FRED DIBONA, JR.
                                          RONALD J. KOZICH

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements, reporting process and internal controls. The Committee monitors the quality and objectivity of the Company's financial statements and independent audit process, informs the Board of Directors with respect to the Company's accounting policies and the adequacy of its internal controls and recommends the selection of the Company's independent certified public accountants. In addition, the Committee chairman reviews with the Company's independent certified public accountants the interim financial statements to be included in the Company's Form 10-Q and those matters required by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committees", and SAS No. 90, "Audit Committee Communications". The Committee operates pursuant to a written charter that was adopted by the Board of Directors in April, 2000 (the "Charter"). The Board of Directors has determined that all members of the Committee are "independent" and "financially literate," and at least one member of the Committee has accounting or financial expertise as the Board of Directors has interpreted such qualifications in its business judgment, all as required by the applicable New York Stock Exchange listing standards.

     In fulfilling its responsibilities, the Committee has reviewed and discussed with the Company's independent certified public accountants, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers" or the "Independent Auditors"), and management the audited consolidated financial statements of the Company for the fiscal year ended December 29, 2001. The Committee has also discussed with the Independent Auditors such matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received written disclosures and a letter from the Independent Auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as currently in effect, and has discussed with the Independent Auditors their independence. The Committee has also considered whether the fees paid for services other than the consolidated financial statement audit and review services provided by the Independent Auditors are compatible with the independence of the Independent Auditors.

     Based upon the Committee's review and discussion of the foregoing information in accordance with the provisions of the Charter, the Committee recommended to the Board of Directors that the consolidated financial statements of the Company for the fiscal year ended December 29, 2001 as audited by PricewaterhouseCoopers, be included in the Company's Annual Report and Form 10-K for fiscal year 2001 to be filed with the Securities and Exchange Commission. The Committee further recommended to the Board of Directors the selection of PricewaterhouseCoopers as the Company's independent certified public accountants for fiscal year 2002.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

                                                 THE AUDIT COMMITTEE


                                                 RONALD J. KOZICH, CHAIRMAN
                                                 FRED C. ALDRIDGE, JR.
                                                 PHILIP J. BAUR, JR.
                                                 G. FRED DIBONA, JR.

Fees Paid to Independent Auditors

     During the fiscal year ended December 29, 2001, the fees, billed or to be billed, for the audit of the Company's consolidated financial statements by PricewaterhouseCoopers LLP were $228,750. Fees paid or payable by the Company for benefit plan audit services performed by PricewaterhouseCoopers during fiscal year 2001 were $28,000. PricewaterhouseCoopers did not perform any professional services related to financial information systems design and implementation for the Company during fiscal year 2001.

                                PERFORMANCE GRAPH

     The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Russell 2000, (ii) the Company's old peer group consisting of Flowers Industries, Inc., Interstate Bakeries Corp., Lance, Inc. and J&J Snack Foods Corp. ("Old Peer Group"), and
(iii) the Company's new peer group consisting of Golden Enterprises, Inc., Interstate Bakeries Corp., Lance, Inc. and J&J Snack Foods Corp ("New Peer Group"). The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

     The Company has changed its peer group to the New Peer Group which includes the same companies as the Old Peer Group, except for the replacement of Flowers Industries, Inc. ("FII") with Golden Enterprises, Inc. The Company has made this change because FII ceased to be a publicly traded company during 2001. In March, 2001 FII sold a portion of its business through a merger of FII into a subsidiary of the acquiring company. Since FII no longer had common stock traded as of December 31, 2001, total shareholder return for the Old Peer Group cannot be completed for 2001.



                               [PERFORMANCE GRAPH]


                                             OLD PEER    NEW PEER    RUSSELL
                        AS OF       TASTY      GROUP      GROUP       2000
                     ----------     -----    --------    --------    -------
                     12/31/1996      100        100        100         100
                     12/31/1997      181        152        151         122
                     12/31/1998      146        126        118         119
                     12/31/1999       85         89         81         145
                     12/31/2000      147         86         77         140
                     12/31/2001      191        ---        125         144


     Assumes $100 invested on December 31, 1996 in Tasty Baking Company Common Stock, the Russell 2000 Index, the Old Peer Group Common Stock and the New Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends. The stock price performance illustrated in the graph is not necessarily indicative of future price performance.

        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS - PROPOSAL NO. 2

     Shareholders will be asked to approve the selection by the Company of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 28, 2002. PricewaterhouseCoopers LLP is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.

     Although the submission to shareholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company's By-Laws, the Board is submitting this question to shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                           PRICEWATERHOUSECOOPERS LLP.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action and consistent with the regulations of the Securities and Exchange Commission and the Company's By-Laws. All shareholder proposals to be considered for inclusion in the Company's proxy statement for the 2003 Annual Meeting must be received by the Company on or before December 2, 2002 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 14a-4 of the Exchange Act, if a shareholder notifies the Company after February 13, 2003 of an intent to present a proposal at the 2003 Annual Meeting, the proxy holders may exercise discretionary voting authority if and when the proposal is raised at the annual meeting without including any reference to the proposal in the proxy statement.

     The above summary sets forth only the procedures by which proposals may be properly brought before and voted upon at the Company's Annual Meeting and is subject to the Company's By-Laws. All shareholder proposals and notices should be directed to the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                      ANNUAL REPORT ON FORM 10-K FILED WITH
                       SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 29, 2001 may be obtained, without charge, by any shareholder, upon written request directed to the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       RONALD O. WHITFORD, JR.
                                       Secretary

[PROXY CARD]

             Please date, sign and mail your proxy card back as soon
                                  as possible!


                         Annual Meeting of Shareholders
                              Tasty Baking Company


                                 April 26, 2002


               * Please Detach and Mail in the Envelope Provided *
--------------------------------------------------------------------------------

A |---| Please mark your
  | X | votes as in this
  |---| example.

1.  ELECTION OF DIRECTORS                    FOR         WITHHELD
                                             [ ]           [ ]

For, except vote withheld from the following nominee(s)

-------------------------------------------------------

Nominees: Class 1
          Fred C. Aldridge, Jr.
          G. Fred DiBona, Jr.
          John M. Pettine

2.  Approval of the selection of             FOR         AGAINST        ABSTAIN
    PricewaterhouseCoopers                   [ ]           [ ]            [ ]
    LLP as independent public
    accountants for the fiscal
    year ending December 28, 2002.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for proposals 1 and 2 and in accordance with the instructions of the Board of Directors on all other matters which may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                                DATE
            -----------------------------------------------     ---------------
(Note: Shareholder's signatures should be exactly as name appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, and, if more than one, all should sign.)




                              TASTY BAKING COMPANY

          This Proxy is Solicited on Behalf of the Board of Directors
   Proxy for the Annual Meeting of Shareholders, April 26, 2002 at 11:00 A.M.


     The undersigned hereby constitutes and appoints Carl S. Watts and John M. Pettine, or any one of them, (with full power to act alone), with full power of substitution, to vote all of the common stock of Tasty Baking Company which the undersigned has the full power to vote at the Annual Meeting of Shareholders of Tasty Baking Company to be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania, 19144, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

                           (Continued on other side)